                          CHANGE IN CONTROL AGREEMENT


          This Change in Control Agreement ("Agreement") is entered into by and between SunTrust Banks, Inc., a Georgia corporation ("SunTrust"), and James M. Wells, III ("Executive").

          WHEREAS, Executive is employed by SunTrust or provides services directly or indirectly to SunTrust as a senior executive of SunTrust or one, or more than one, SunTrust Affiliate; and

          WHEREAS, the Board and the Compensation Committee have decided that SunTrust should provide certain benefits to Executive in the event Executive's employment is terminated without Cause or Executive resigns for Good Reason following a Change in Control; and

          WHEREAS, this Agreement sets forth the benefits which the Board and the Compensation Committee have decided SunTrust shall provide under such circumstances and the terms and conditions under which the Board and the Compensation Committee have decided that such benefits shall be provided;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SunTrust and Executive hereby agree as follows:

                                    (S) 1.

                                  Definitions
                                  -----------

          1.1  Board.  The term "Board" for purposes of this Agreement shall
               -----
mean the Board of Directors of SunTrust.

          1.2  Cause.  The term "Cause" for purposes of this Agreement shall
               -----
(subject to (S) 1.2(e)) mean:

               (a) The willful and continued failure by Executive to perform satisfactorily the duties of Executive's job;

               (b) Executive is convicted of a felony or has engaged in a dishonest act, misappropriation of funds, embezzlement, criminal conduct or common law fraud;

               (c) Executive has engaged in a material violation of the SunTrust Code of Conduct; or
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               (d) Executive has engaged in any willful act that materially damages or materially prejudices SunTrust or a SunTrust Affiliate or has engaged in conduct or activities materially damaging to the property, business or reputation of SunTrust or a SunTrust Affiliate; provided, however,

               (e) No such act, omission or event shall be treated as "Cause" under this Agreement unless (i) Executive has been provided a detailed, written statement of the basis for SunTrust's belief that such act, omission or event constitutes "Cause" and an opportunity to meet with the Compensation Committee (together with Executive's counsel if Executive chooses to have Executive's counsel present at such meeting) after Executive has had a reasonable period in which to review such statement and, if the allegation is under (S) 1.2(a), has had at least a thirty (30) day period to take corrective action and
          (ii) the Compensation Committee after such meeting (if Executive meets with the Compensation Committee) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith and by the affirmative vote of at least two thirds of the members of the Compensation Committee then in office at a meeting called and held for such purpose that "Cause" does exist under this Agreement.

          1.3  Change in Control. The term "Change in Control" for purposes of
               -----------------
this Agreement shall mean a change in control of SunTrust of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of SunTrust approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of SunTrust shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of SunTrust) or any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or
(iv) the shareholders of SunTrust approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of SunTrust immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction

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immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in (S) 1.3(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of SunTrust common stock immediately before the consummation of such transaction, provided (C) the percentage described in (S) 1.3(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in (S) 1.3(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of SunTrust by the persons described in (S) 1.3(iv)(A) immediately before the consummation of such transaction.

          1.4  Change in Control Date.  The term "Change in Control Date" for
               ----------------------
purposes of this Agreement shall mean the date which includes the "closing" of the transaction which results from a Change in Control or, if there is no transaction which results from a Change in Control, the date such Change in Control is reported by SunTrust to the Securities and Exchange Commission.

          1.5  Code.  The term "Code" for purposes of this Agreement shall mean
               ----
the Internal Revenue Code of 1986, as amended.

          1.6  Compensation Committee.  The term "Compensation Committee" for
               ----------------------
purposes of this Agreement shall mean the Compensation Committee of the Board.

          1.7  Confidential or Proprietary Information.  The term "Confidential
               ---------------------------------------
or Proprietary Information" for purposes of this Agreement shall mean any secret, confidential, or proprietary information of SunTrust or a SunTrust Affiliate (not otherwise included in the definition of Trade Secret in (S) 1.23 of this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of SunTrust or a SunTrust Affiliate.

          1.8  Current Compensation Package.  The term "Current Compensation
               ----------------------------
Package" for purposes of (S) 3(a)(2)(A) of this Agreement shall mean the sum of the following:

               (a) Executive's highest annual base salary from SunTrust and any SunTrust Affiliate which (but for any salary deferral election) is in effect at any time during the 1 year period which ends on the date Executive's employment with SunTrust or a SunTrust Affiliate terminates under the circumstances described in (S) 3(a) or (S) 3(f);

               (b) The greater of (i) Executive's target annual MIP bonus for the calendar year in which Executive's employment with SunTrust or a SunTrust Affiliate terminates under the circumstances described in (S) 3(a) or (S) 3(f) or (ii) the greater of (A) the average of the annual MIP bonus

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          which was paid to Executive (or, if greater, which would have been paid to Executive but for any bonus deferral election) for the 3 full calendar years in which Executive has participated in the MIP (or, if less, the number of full calendar years in which Executive has participated in the MIP) which immediately precedes the calendar year in which Executive's employment so terminates or, if Executive was not eligible to participate in the MIP in the calendar year which immediately precedes the calendar year in which Executive's employment so terminates, (B) the greater of (1) the average MIP bonus described in (S)1.8(b)(ii)(A) or (2) the last MIP bonus which was paid to Executive (or, if greater, which would have been paid to Executive but for any bonus deferral election); and

                (c) (i) The average of the PUP bonus which was paid to Executive (or, if greater, which would have been paid to Executive but for any bonus deferral election) for the 3 full performance cycles in which Executive has participated in the PUP (or, if less, for the number of full performance cycles in which Executive has participated in the
          PUP) which immediately precede the performance cycle which ends in the calendar year in which Executive's employment with SunTrust or a SunTrust Affiliate terminates under the circumstances described in (S) 3(a) or (S) 3(f) or, if Executive was not eligible to participate in the PUP for the performance cycle which ends in the calendar year in which Executive's employment so terminates or if there is no such cycle, (ii) the average PUP bonus described in (S)1.8(c)(i) or the last PUP bonus which was paid to Executive (or, if greater, which would have been paid to Executive but for any bonus deferral election), whichever is greater.

          1.9   Disability Termination.  The term "Disability Termination" for
                ----------------------
purposes of this Agreement shall mean a termination of Executive's employment on or after the date Executive has a right immediately upon such termination to receive disability income benefits under SunTrust's long term disability plan or any successor to or replacement for such plan.

          1.10  Exchange Act.  The term "Exchange Act" for purposes of this
                ---------
Agreement shall mean the Securities Exchange Act of 1934, as amended.

          1.11. Financial Services Business.  The term "Financial Services
                ---------------------------
Business" for purposes of this Agreement shall mean the business of banking, including deposit, credit, trust and investment services, mortgage banking, commercial and auto leasing, insurance, asset management, brokerage and investment banking services.

          1.12  Good Reason.  The term "Good Reason" for purposes of this
                -----------
Agreement shall (subject to (S) 1.12(e)) mean:

                (a) SunTrust or any SunTrust Affiliate after a Change in Control but before the end of Executive's Protection Period reduces Executive's

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          base salary or opportunity to receive comparable incentive compensation or bonuses without Executive's express written consent;

               (b) SunTrust or any SunTrust Affiliate after a Change in Control but before the end of Executive's Protection Period reduces the scope of any of Executive's duties, responsibilities or authority without Executive's express written consent;

               (c) SunTrust or any SunTrust Affiliate at any time after a Change in Control but before the end of Executive's Protection Period (without Executive's express written consent) transfers Executive's primary work site from Executive's primary work site on the date of such Change in Control or, if Executive subsequently consents in writing to such a transfer under this Agreement, from the primary work site which was the subject of such consent, to a new primary work site which is outside the "standard metropolitan statistical area" which then includes Executive's then current primary work site unless such new primary work site is closer to Executive's primary residence than Executive's then current primary work site; or

               (d) SunTrust or any SunTrust Affiliate after a Change in Control but before the end of Executive's Protection Period fails (without Executive's express written consent) to continue to provide to Executive health and welfare benefits, deferred compensation and retirement benefits, stock option and restricted stock grants that are in the aggregate comparable to those provided to Executive immediately prior to the Change in Control Date; provided, however,

               (e) No such act or omission shall be treated as "Good Reason" under this Agreement unless

                   (i) (A)  Executive delivers to the Compensation Committee a detailed, written statement of the basis for Executive's belief that such act or omission constitutes Good Reason, (B) Executive delivers such statement before the later of (1) the end of the ninety (90) day period which starts on the date there is an act or omission which forms the basis for Executive's belief that Good Reason exists or (2) the end of the period mutually agreed upon for purposes of this (S) 1.12(e)(i)(B) in writing by Executive and the Chairman of the Compensation Committee, (C) Executive gives the Compensation Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief and (D) Executive actually submits Executive's written resignation to the Compensation Committee during the sixty (60) day period which begins immediately after the end of such thirty (30) day period if Executive reasonably and in good faith determines that Good

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               Reason continues to exist after the end of such thirty (30) day period, or

                    (ii) SunTrust states in writing to Executive that Executive has the right to treat such act or omission as Good Reason under this Agreement and Executive resigns during the sixty (60) day period which starts on the date such statement is actually delivered to Executive;

               (f) If (i) Executive gives the Compensation Committee the statement described in (S) 1.12(e)(i) before the end of the thirty
          (30) day period which immediately follows the end of the Protection Period and Executive thereafter resigns within the period described in
          (S) 1.12(e)(i) or (ii) SunTrust provides the statement to Executive described in (S) 1.12(e)(ii) before the end of the thirty (30) day period which immediately follows the end of the Protection Period and Executive thereafter resigns within the period described in (S) 1.12(e)(ii), then (iii) such resignation shall be treated under this Agreement as if made in Executive's Protection Period; and

               (g) If Executive consents in writing to any reduction described in (S) 1.12(a) or (S) 1.12(b), to any transfer described in (S) 1.12(c) or to any failure described in (S) 1.12(d) in lieu of exercising Executive's right to resign for Good Reason and delivers such consent to SunTrust, the date such consent is delivered to SunTrust thereafter shall be treated under this definition as the date of a Change in Control for purposes of determining whether Executive subsequently has Good Reason under this Agreement to resign under (S) 3(a) or (S) 3(f) as a result of any subsequent reduction described in
          (S) 1.12(a) or (S) 1.12(b), any subsequent transfer described in (S) 1.12(c) or any subsequent failure described in (S) 1.12(d).

          1.13 Gross Up Payment.  The term "Gross Up Payment" for purposes of
               ----------------
this Agreement shall mean a payment to or on behalf of Executive which shall be sufficient to pay (i) any excise tax described in (S) 9 in full, (ii) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any additional taxes on such payment and (iii) any interest or penalties assessed by the Internal Revenue Service on Executive which are related to the payment of such excise tax unless such interest or penalties are attributable to Executive's willful misconduct or negligence.

          1.14 Managerial Responsibilities.  The term "Managerial
               ---------------------------
Responsibilities" for purposes of this Agreement shall mean managerial and supervisory responsibilities and duties that are substantially the same as those Executive is performing for SunTrust or a SunTrust Affiliate on the date of this Agreement.

          1.15 MIP.  The term "MIP" for purposes of this Agreement shall mean
               ---
the SunTrust Banks, Inc. Management Incentive Plan or, if there is any material change

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in the terms, operation or administration of such plan following a Change in
Control, any successor to such plan in which Executive is eligible to participate and which provides an opportunity for a bonus for Executive which is comparable to the opportunity which Executive had under such plan before such Change in Control or, if Executive reasonably determines that there is no such plan in which Executive is eligible to participate but SunTrust or a parent corporation maintains a short term bonus plan for the benefit of senior executives which provides for such an opportunity, such other plan as agreed to by Executive and the Compensation Committee.

          1.16  Protection Period.  The term "Protection Period" for purposes of
                -----------------
this Agreement shall (subject to (S) 1.12(f)) mean the three (3) year period which begins on a Change in Control Date.

          1.17  PUP.  The term "PUP" for purposes of this Agreement shall mean
                ---
the SunTrust Banks, Inc. Performance Unit Plan or, if there is any material change in the terms, operation or administration of such plan following a Change in Control, any successor to such plan in which Executive is eligible to participate and which provides an opportunity for a bonus for Executive which is comparable to the opportunity which Executive had under such plan before such Change in Control or, if Executive reasonably determines that there is no such plan in which Executive is eligible to participate but SunTrust or a parent corporation maintains a long term bonus plan for the benefit of senior executives which provides for such an opportunity, such other plan as agreed to by Executive and the Compensation Committee.

          1.18  Restricted Period.  The term "Restricted Period" for purposes of
                -----------------
this Agreement shall mean the period which starts on the date Executive's employment by SunTrust or a SunTrust Affiliate terminates under circumstances which require SunTrust to make the payments and provide the benefits described in (S) 3 and which ends on the earlier of (a)(i) the first anniversary of such termination date for purposes of (S) 5 and (ii) the second anniversary of such termination date for all other purposes under this Agreement, or (b) on the first date following such a termination on which SunTrust either breaches any obligation to Executive under (S) 3 or no longer has any obligation to Executive under (S) 3.

          1.19  SunTrust.  The term "SunTrust" for purposes of this Agreement
                --------
shall mean SunTrust Banks, Inc. and any successor to SunTrust.

          1.20  SunTrust Affiliate.  The term "SunTrust Affiliate" for purposes
                ------------------
of this Agreement shall mean any corporation which is a subsidiary corporation (within the meaning of (S) 424(f) of the Code) of SunTrust except a corporation which has subsidiary corporation status under (S) 424(f) of the Code exclusively as a result of SunTrust or a SunTrust Affiliate holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

          1.21  Term.  The term "Term" for purposes of this Agreement shall mean
                ----
the period described in (S) 2(b).

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          1.22  Territory.  The term "Territory" for purposes of this Agreement
                ---------
shall mean the states of Georgia, Florida, Alabama, Tennessee, Virginia, Maryland and the District of Columbia, which are the states in which SunTrust has significant operations on the date of this Agreement.

          1.23  Trade Secret.  The term "Trade Secret" for purposes of this
                ------------
Agreement shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

                (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

                (b) is the subject of reasonable efforts by SunTrust or a SunTrust Affiliate to maintain its secrecy.

                                    (S) 2.

                            Effective Date and Term
                            -----------------------

                (a) Effective Date.  This Agreement shall be effective on the
                    --------------
          earlier of the date that

                    (1) SunTrust no longer can participate in any transaction
                which can be accounted for on the "pooling of interests" method under the requirements of Accounting Principles Board Opinion No. 16, Business Combinations without regard to whether this Agreement is effective on such date,

                    (2) a Change in Control cannot be accounted for on such
                "pooling of interests" method without regard to the date this Agreement becomes effective, or

                    (3) a Change in Control can be accounted for on such
                "pooling of interests" method without regard to whether this Agreement is effective on the date of such Change in Control;

          provided, this Agreement shall be effective at the end of the six (6) month period which starts on the date of this Agreement (even if neither (S) 2(1), (S) 2(2) nor (S) 2(3) is applicable) if SunTrust has not entered into a letter of intent or other written agreement to effect a Change in Control before the end of such period.

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

               (b)  Term.
                    ----

                    (1) The Term of this Agreement shall be the period which
               starts on the date on which this Agreement becomes effective under (S) 2(a) and ends (subject to (S) 2(b)(2) and (S) 2(b)(3)) on the third anniversary of such effective date.

                    (2) The Term of this Agreement shall automatically be
               extended for one additional year effective as of the first anniversary of the date on which this Agreement becomes effective under (S) 2(a) and one additional year effective as of each such anniversary date thereafter unless either Executive or SunTrust delivers to the other person notice to the effect that there will be no such one year extension before the beginning of the 90 day period which ends on the anniversary date on which such automatic one year extension otherwise would have been effective.

                    (3) (A)  If Executive's Protection Period starts before the
               Term of this Agreement (as extended, if applicable, under (S) 2(b)(2)) expires, the then Term of this Agreement shall automatically be extended until the expiration of such Protection Period.

                        (B) If Executive's employment terminates during Executive's Protection Period under the circumstances described in (S) 3(a) or if Executive's employment terminates under the circumstances described in (S) 3(f) before the Term of this Agreement (as extended, if applicable, under (S) 2(b)(2)) expires, the then Term of this Agreement shall automatically be extended until the earlier of (1) the date Executive agrees that all SunTrust's obligations to Executive under this Agreement have been satisfied in full or (B) the date a final determination is made pursuant to (S) 8 that SunTrust has no further obligations to Executive under this Agreement.

                                    (S) 3.

                           Compensation and Benefits
                           -------------------------

               (a)  General. If a Change in Control occurs during the Term of
                    -------
          this Agreement and

                    (1) SunTrust or a SunTrust Affiliate terminates Executive's employment without Cause during Executive's Protection Period or

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

                    (2) Executive resigns for Good Reason during Executive's Protection Period, then:

                         (A) Cash Payment.  SunTrust shall pay Executive 3 times
                             ------------
                    Executive's Current Compensation Package in cash in a lump sum within 30 days after the date Executive's employment so terminates.

                         (B) Stock Options.  Each outstanding stock option
                             -------------
                    granted to Executive by SunTrust shall (subject to (S) 3(a)(2)(G)) immediately become fully vested and exercisable on the date Executive's employment so terminates and Executive shall be deemed to continue to be employed by SunTrust for the period described in (S) 3(d) for purposes of determining when Executive's right to exercise each such option expires notwithstanding the terms of any plan or agreement under which such option was granted.

                         (C) Restricted Stock.  Any restrictions on any
                             ----------------
                    outstanding restricted or performance stock grants to Executive by SunTrust shall (subject to (S) 3(a)(2)(G)) immediately expire and Executive's right to such stock shall be non-forfeitable notwithstanding the terms of any plan or agreement under which such grants were made.

                         (D) Earned but Unpaid Salary, Bonus and Vacation.
                             --------------------------------------------
                    SunTrust shall promptly pay Executive any earned but unpaid base salary and bonus, shall promptly pay Executive for any earned but untaken vacation and shall promptly reimburse Executive for any incurred but unreimbursed expenses which are otherwise reimbursable under SunTrust's expense reimbursement policy as in effect for senior executives immediately before Executive's employment so terminates.

                         (E) MIP.  SunTrust shall pay Executive within 30 days
                             ---
                    after Executive's employment terminates a portion of Executive's target bonus or, if greater, Executive's projected bonus under the MIP for the calendar year in which Executive's employment terminates, where (1) Executive's projected bonus shall be no less than the bonus which would have been projected under the projection procedures in effect under the MIP on the date of the Change in Control and (2) such portion shall be determined by multiplying such target bonus or, if greater, such projected bonus by a fraction, the numerator of which shall be the number of days

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

                    Executive is employed in such calendar year and the denominator of which shall be the number of days in such calendar year.

                         (F) PUP.  SunTrust shall pay Executive within 30 days
                             ---
                    after Executive's employment terminates a portion of Executive's target bonus or, if greater, Executive's projected bonus under the PUP for each performance cycle in effect on the date Executive's employment terminates, where
                    (1) Executive's projected bonus shall be no less than the bonus which would have been projected under the projection procedures in effect under the PUP on the date of the Change in Control and (2) such portion shall be determined by multiplying such target bonus or, if greater, such projected bonus by a fraction, the numerator of which shall be the number of days Executive is employed in each such performance cycle and the denominator of which shall be the number of days in each such performance cycle.

                         (G) Pooling.  The provisions of (S) 3(a)(2)(B) and (S)
                             -------
                    3(a)(2)(C) shall be effective on the earlier of (1) the date that SunTrust no longer can participate in any transaction which can be accounted for on the "pooling of interests" method under the requirements of Accounting Principles Board Opinion No. 16, Business Combinations without regard to whether these provisions are effective on such date, (2) the date there is a Change in Control which can not be accounted for on such "pooling of interests" method without regard to the date these provisions become effective or (3) the date there is a Change in Control which can be accounted for on such "pooling of interests" method without regard to whether these provisions are effective on the date of such Change in Control; provided, these provisions shall be effective at the end of the two (2) year period which starts on the date of this Agreement (even if neither (S) 3(a)(2)(G)(1), (S) 3(a)(2)(G)(2) nor (S) 3(a)(2)(G)(3) is applicable) if
                    SunTrust has not entered into a letter of intent or other written agreement to effect a Change in Control before the end of such period.

               (b)  Continuing Benefit Coverage.  If Executive's employment
                    ---------------------------
          terminates under the circumstances described in (S) 3(a) or (S) 3(f), SunTrust or a SunTrust Affiliate from the date of such termination of Executive's employment until the end of Executive's Protection Period shall provide to Executive medical, dental and life insurance benefits which are similar in all material respects as those benefits provided under SunTrust's

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

          employee benefit plans, policies and programs to senior executives of SunTrust who have not terminated their employment. If SunTrust cannot provide such benefits under SunTrust's employee benefit plans, policies and programs, SunTrust either shall provide such benefits to Executive outside such plans, policies and programs at no additional expense or tax liability to Executive or shall reimburse Executive for Executive's cost to purchase such benefits and for any tax liability for such reimbursements.

               (c) No Interference with Vested Benefits.  If Executive's
                   ------------------------------------
          employment terminates under the circumstances described in (S) 3(a) or
          (S) 3(f), Executive shall have a right to any benefits under any employee benefit plan, policy or program maintained by SunTrust or any SunTrust Affiliate (other than the MIP, the PUP and the SunTrust Severance Pay Plan) which Executive had a right to receive under the terms of such employee benefit plan, policy or program after a termination of Executive's employment without regard to this Agreement.

               (d) Additional Age and Service Credit.  If Executive's employment
                   ---------------------------------
          terminates under the circumstances described in (S) 3(a) or (S) 3(f), Executive shall be deemed to have been employed by SunTrust throughout Executive's Protection Period for purposes of computing Executive's age and service credit on the date Executive's employment so terminates under any deferred compensation or welfare plan, policy or program (except a plan described in (S) 401 of the Code) maintained by SunTrust or a SunTrust Affiliate in which Executive is a participant and under which Executive's benefit, or eligibility for a benefit, is based in whole or in part on Executive's age or service or age and service, and Executive shall receive such age and service credit notwithstanding the terms of any such plan, policy or program.

               (e) No Increase in Other Benefits; No Other Severance Pay.  If
                   -----------------------------------------------------
          Executive's employment terminates under the circumstances described in
          (S) 3(a) or (S) 3(f), Executive waives Executive's right, if any, to have any payment made under this (S) 3 taken into account to increase the benefits otherwise payable to, or on behalf of, Executive under any employee benefit plan, policy or program, whether qualified or nonqualified, maintained by SunTrust or a SunTrust Affiliate and, further, waives Executive's right, if any, to the payment of severance pay under any severance pay plan, policy or program maintained by SunTrust or a SunTrust Affiliate subject to the condition that SunTrust not be relieved of any of its obligations to Executive under this (S) 3 pursuant to (S) 3(g) or (S) 3(h).

               (f) Termination in Anticipation of Change in Control Date.
                   -----------------------------------------------------
          Executive shall be treated under (S) 3(a) as if Executive's employment had been terminated without Cause or Executive had resigned for Good

          Reason during Executive's Protection Period if (1)(A) Executive's employment is terminated by SunTrust or a SunTrust Affiliate without Cause after a Change in Control but before the Change in Control Date which results from such Change in Control or (B) Executive resigns for Good Reason after a Change in Control but before the Change in Control Date which results from such Change in Control, (2) such Change in Control occurs on or after the date this Agreement becomes effective under (S) 2 and (3) there is a Change in Control Date which results from such Change in Control.

               (g) Death or Disability.  Executive agrees that SunTrust will
                   -------------------
          have no obligations to Executive under this (S) 3 if Executive's employment terminates exclusively as a result of Executive's death or Executive has a Disability Termination.

               (h) Release.  Executive agrees that SunTrust will have no
                   -------
          obligations to Executive under this (S) 3 until Executive executes the form of release which is attached as Exhibit A to this Agreement and, further, will have no further obligations to Executive under this (S) 3 if Executive revokes such release.

                                     (S) 4

                                 Noncompetition
                                 --------------

               (a) No Competitive Activity.  Absent the Compensation Committee's
                   -----------------------
          written consent, Executive shall not, during the Restricted Period and within the Territory, engage in any Managerial Responsibilities, for or on behalf of, any corporation, partnership, venture, or other business entity that engages directly or indirectly in the Financial Services Business whether as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer or director; provided, however, Executive may own up to five percent (5%) of the stock of a publicly traded company that engages in the Financial Services Business so long as Executive is only a passive investor and is not actively involved in such company in any way.

               (b) No Solicitation of Customers or Clients.  Executive shall not
                   ---------------------------------------
          during the Restricted Period solicit any customer or client of SunTrust or any SunTrust Affiliate with whom Executive had any material business contact during the two (2) year period which ends on the date Executive's employment by SunTrust or a SunTrust Affiliate terminates for the purpose of competing with SunTrust or any SunTrust Affiliate for any reason, either individually, or as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer or director of, or service provider to, any corporation, partnership, venture or other business entity.

                                     (S) 5.

                           Antipirating of Employees
                           -------------------------

          Absent the Compensation Committee's written consent, Executive will not during the Restricted Period solicit to employ on Executive's own behalf or on behalf of any other person, firm or corporation, any person who was employed by SunTrust or a SunTrust Affiliate during the term of Executive's employment by SunTrust or a SunTrust Affiliate (whether or not such employee would commit a breach of contract), and who has not ceased to be employed by SunTrust or a SunTrust Affiliate for a period of at least one (1) year.

                                     (S) 6.

                   Trade Secrets and Confidential Information
                   ------------------------------------------

          Executive hereby agrees that Executive will hold in a fiduciary capacity for the benefit of SunTrust and each SunTrust Affiliate, and will not directly or indirectly use or disclose, any Trade Secret that Executive may have acquired during the term of Executive's employment by SunTrust or a SunTrust Affiliate for so long as such information remains a Trade Secret.

          Executive in addition agrees that during the Restricted Period Executive will hold in a fiduciary capacity for the benefit of SunTrust and each SunTrust Affiliate, and will not directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of, or as a result of Executive's employment by SunTrust or a SunTrust Affiliate.

                                     (S) 7.

          Reasonable and Necessary Restrictions and Non-Disparagement
          -----------------------------------------------------------

          Executive acknowledges that the restrictions, prohibitions and other provisions set forth in this Agreement, including without limitation the Territory and Restricted Period, are reasonable, fair and equitable in scope, terms and duration; are necessary to protect the legitimate business interests of SunTrust; and are a material inducement to SunTrust to enter into this Agreement. Executive covenants that Executive will not challenge the enforceability of this Agreement nor will Executive raise any equitable defense to its enforcement. Further, Executive and SunTrust each agree not to knowingly make false or materially misleading statements or disparaging comments about the other during the Restricted Period.

                                     (S) 8.

                                  Arbitration
                                  -----------

          Any dispute, controversy or claim arising out of or relating to this Agreement shall be determined by binding arbitration in accordance with Title 9 of the United States Code and the applicable set of arbitration rules of the American Arbitration Association. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction. All statutes of limitation which would otherwise be applicable in a judicial action brought by a party shall apply to any arbitration or reference proceeding hereunder. Neither SunTrust nor Executive shall appeal such award to or seek review, modification, or vacation of such award in any court or regulatory agency. Unless otherwise agreed, venue for arbitration shall be in Atlanta, Georgia. All of Executive's reasonable costs and expenses incurred in connection with such arbitration shall be paid in full by SunTrust promptly on written demand from Executive, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys' fees; provided, however, SunTrust shall pay no more than $50,000 in attorneys' fees unless a higher figure is awarded in the arbitration, in which event SunTrust shall pay the figure awarded in the arbitration.

                                     (S) 9.

                                 Tax Protection
                                 --------------

          If SunTrust or SunTrust's independent accountants determine that any payments and benefits called for under this Agreement together with any other payments and benefits made available to Executive by SunTrust or a SunTrust Affiliate will result in Executive being subject to an excise tax under (S) 4999 of the Code or if such an excise tax is assessed against Executive as a result of any such payments and other benefits, SunTrust shall make a Gross Up Payment to or on behalf of Executive as and when any such determination or assessment is made, provided Executive takes such action (other than waiving Executive's right to any payments or benefits) as SunTrust reasonably requests under the circumstances to mitigate or challenge such tax. Any determination under this
(S) 9 by SunTrust or SunTrust's independent accountants shall be made in accordance with (S) 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if SunTrust reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Executive's right to any payment or benefit) and Executive complies with such request, SunTrust shall provide Executive with such information and such expert advice and assistance from SunTrust's independent accountants, lawyers and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

                                    (S) 10.

                            Miscellaneous Provisions
                            ------------------------

          10.1  Assignment.  This Agreement is for the personal services of
                ----------
Executive, and the rights and obligations of Executive under this Agreement are not assignable in whole or in part by Executive without the prior written consent of SunTrust. This Agreement is assignable in whole or in part to any successor to SunTrust. However, if SunTrust as part of any Change in Control transaction fails to assign SunTrust's obligations under this Agreement to SunTrust's successor or such successor fails to expressly agree to such assignment on or before the Change in Control Date, SunTrust on the Change in Control Date shall (without any further action on the part of Executive) take the action called for in (S) 3 of this Agreement as if Executive had been terminated without Cause without regard to whether Executive's employment actually has terminated.

          10.2  Governing Law.  This Agreement will be governed by and construed
                -------------
under the laws of the State of Georgia (without reference to the choice of law principles thereof), except to the extent superseded by federal law.

          10.3  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          10.4  Headings; References.  The headings and captions used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference to a section ((S) ) shall be to a section ((S) ) of this Agreement unless there is an express reference to a section ((S) ) of the Code or the Exchange Act, in which event the reference shall be to the Code or to the Exchange Act, whichever is applicable.

          10.5  Amendments and Waivers.  Except as otherwise specified in this
                ----------------------
Agreement, this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of SunTrust and Executive.

          10.6  Severability.  Any provision of this Agreement held to be
                ------------
unenforceable under applicable law will be enforced to the maximum extent possible, and the balance of this Agreement will remain in full force and effect.

          10.7  Entire Agreement.  This Agreement constitutes the entire
                ----------------
understanding and agreement of SunTrust and Executive with respect to the matters contemplated in this Agreement, and supersedes all prior understandings and agreements between SunTrust and Executive with respect to such transactions.

          10.8  Notices.  Any notice required hereunder to be given by either
                -------
SunTrust or Executive will be in writing and will be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit with the United States Post Office by registered or certified mail, postage prepaid, to the other party at the address set forth below or to such other address as either party may from time to time designate by ten (10) days advance written notice pursuant to this (S) 10.8. All such written communication will be directed as follows:

                         If to SunTrust:

                         SunTrust Banks, Inc.
                         Attention: Chief Executive Officer
                         303 Peachtree St., NE, 30/th/ Floor
                         Atlanta, GA 30308

                         If to Executive:

                         James M. Wells, III
                         30 Old Mill Road
                         Richmond, VA 23226


          10.9  Binding Effect.  This Agreement shall be for the benefit of, and
                --------------
shall be binding upon, SunTrust and Executive and their respective heirs, personal representatives, legal representatives, successors and assigns, subject, however, to the provisions in (S) 10.1 of this Agreement.

          10.10 Not an Employment Contract.  This Agreement is not an
                --------------------------
employment contract and shall not give Executive the right to continue in employment by SunTrust or a SunTrust Affiliate for any period of time or from time to time. Moreover, this Agreement shall not adversely affect the right of SunTrust or a SunTrust Affiliate to terminate Executive's employment with or without cause at any time.

          IN WITNESS WHEREOF, SunTrust and Executive have entered into this Agreement this ___ day of March, 2001, and such date shall be the date of this Agreement.


SUNTRUST BANKS, INC.                      EXECUTIVE


By: /s/ Mary T. Steele                    /s/ James M. Wells, III
    -----------------------------         ------------------------------
    Mary T. Steele                        James M. Wells, III

Title: Senior Vice President and
       Human Resources Director